Exhibit 99.1

Contact: Jennifer Rosa (216) 429-5037

For release Wednesday, May 4, 2011

TFS Financial Corporation Announces Fiscal Quarter Ended March 31, 2011 Financial Results

(Cleveland, OH – May 4, 2011) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland (the “Association”), today announced results for the three and six month periods ended March 31, 2011.

The Company reported net income of $2.2 million for the three months ended March 31, 2011, compared to net income of $2.9 million for the three months ended March 31, 2010. The change in net income for the three months is largely the result of a decrease in the net gain on sale of loans and fees and service charges, combined with higher non-interest expense, partially offset by an increase in net interest income and a decrease in the provision for loan losses. Net loss of $5.1 million was reported for the six months ended March 31, 2011, compared to net income of $11.8 million for the six months ended March 31, 2010. The change in net income for the six months is largely the result of an increase in the provision for loan losses, combined with higher non-interest expense and a decrease in the net gain on sale of loans and fees and service charges, which was partially offset by higher net interest income. The improvement in net income for the three months ended March 31, 2011, compared to a net loss for the three months ended December 31, 2010, is mainly attributable to a reduced provision for loan losses.

Net interest income increased $3.3 million, or 6%, to $60.9 million for the three months ended March 31, 2011 from $57.6 million for the three months ended March 31, 2010. Net interest income increased $5.7 million, or 5%, to $120.6 million in the current six-month period from $114.9 million for the six months ended March 31, 2010. Low interest rates have decreased the yield on interest-earning assets, as well as the rate paid on deposits and borrowed funds. The interest rate spread increased 13 basis points to 1.96% compared to 1.83% in the same quarter last year, as funds from short term investments were redeployed into mortgage loans. The net interest margin increased seven basis points to 2.29% compared to 2.22% in the same quarter last year.

The Company recorded a provision for loan losses of $22.5 million for the three months ended March 31, 2011 compared to $25.0 million for the three months ended March 31, 2010. The provisions exceeded net charge-offs of $20.0 million and $18.0 million for the three months ended March 31, 2011 and 2010, respectively. The provision for loan losses was $57.0 million for the six months ended March 31, 2011 compared to $41.0 million for the six months ended March 31, 2010. The provisions exceeded net charge-offs of $39.5 million and $31.9 million for the six months ended March 31, 2011 and 2010, respectively. Of the $39.5 million of net charge-offs for the six months ended March 31, 2011, $28.0 million occurred in the home equity loans and lines of credit portfolio. The allowance for loan losses was $150.7 million, or 1.52% of the total recorded investment in loans receivable at March 31, 2011, compared to $133.2 million, or 1.43% of the total recorded investment in loans receivable at September 30, 2010, and further compared to $104.3 million, or 1.13%, of the total recorded investment in loans receivable at March 31, 2010. Included in the allowance for loan losses is a specific reserve for losses on impaired loans which was $54.0 million, $46.0 million and $35.6 million at March 31, 2011, September 30, 2010 and March 31, 2010, respectively.

Nonperforming loans decreased by $28.7 million to $257.9 million, or 2.61% of total loans, at March 31, 2011 from $286.6 million, or 3.08% of total loans, at September 30, 2010, and, further, non-performing loans decreased by $21.6 million at March 31, 2011, compared to $279.4 million, or 3.02% of total loans, at March 31, 2010. Of the $28.7 million decrease in non-performing loans for the six months ended March 31, 2011, $5.1 million occurred in the residential, non-Home Today portfolio, $12.3 million occurred in the Home Today portfolio, $10.5 million occurred in the home equity loans and lines portfolio, and $821 thousand occurred in the construction portfolio. The Home Today portfolio is an affordable housing program targeted toward low and moderate income home buyers, which totaled $272.2 million at March 31, 2011 and $280.5 million at September 30, 2010.

Non-interest income decreased $3.4 million, or 29%, to $8.3 million for the three months ended March 31, 2011 from $11.6 million for the three months ended March 31, 2010. Net gains on the sale of loans of $271 thousand were recorded during the three months ended March 31, 2011, compared to gains of $2.7 million for the three months ended March 31, 2010. The lower volume of loan sales reflects the impact of the Company not adopting changes made by Fannie Mae, effective July 1, 2010, related to requirements for loans that it accepts. Additionally, loan fees and service charges decreased $1.1 million in the current period compared to the same period in the prior year. Non-interest income decreased $8.2 million, or 35%, to $15.1 million for the six months ended March 31, 2011 from $23.3 million for the six months ended March 31, 2010. In addition to similar trends as the three months results, increased refinancing activity caused the amortization of mortgage servicing rights to increase $3.0 million to $6.7 million for the six months ended March 31, 2011 from $3.7 million for the six months ended March 31, 2010.

Non-interest expense increased $4.6 million, or 12%, to $44.0 million for the three months ended March 31, 2011 from $39.3 million for the three months ended March 31, 2010 due to increases in real estate owned expenses, other operating expenses and Federal insurance premiums, partially offset by lower salaries and employee benefit expense. Other operating expenses, consisting of mainly additional legal, consulting and appraisal expenses related to the expanded review of our equity loan and lines of credit portfolio, increased $3.0 million, or 62%, to $7.9 million for the three months ended March 31, 2011 from $4.9 million for the three months ended March 31, 2010. Non-interest expense increased $7.5 million, or 9%, to $86.9 million for the six months ended March 31, 2011 from $79.4 million for the six months ended March 31, 2010, with similar explanations for the trends as for the three months results.

Total assets decreased by $191.0 million, or 2%, to $10.89 billion at March 31, 2011 from $11.08 billion at September 30, 2010. This change was the result of decreases in our cash and cash equivalents, investment securities and mortgage loans held for sale partially offset by an increase in our loan portfolio.

Cash and cash equivalents decreased $554.7 million, or 75%, to $189.0 million at March 31, 2011 from $743.7 million at September 30, 2010, and investment securities decreased $177.9 million, or 26.4%, to $493.7 million at March 31, 2011 from $671.6 million at September 30, 2010. These decreases can be attributed to the reinvestment of our most liquid assets into loan products.

Loans held for investment, net increased $561.8 million, or 6%, to $9.74 billion at March 31, 2011 from $9.18 billion at September 30, 2010. Residential mortgage loans increased $793.4 million during the six months ended March 31, 2011, while the equity loans and lines of credit portfolio decreased by $205.4 million. A total of $802.7 million of adjustable rate mortgages (mainly five year loans) were originated during the six months ended March 31, 2011, representing over 55% of all residential mortgage originations, compared to $15.4 million and 2.1% for the six month period last year. Under a marketing effort to offset future interest rate risk exposure, adjustable rate mortgages originated under the Smart Rate ARM program since July, 2010 have an outstanding principal balance of more than $1.11 billion as of March 31, 2011. The total principal balance of adjustable rate first mortgage loans was $1.58 billion, or 21.8% of all first mortgage residential loans, at March 31, 2011, compared to $628.2 million, or 10.0%, at March 31, 2010.

“We continue to see growth in our adjustable rate mortgage portfolio, attracting even more new customers during the last quarter,” said Marc A. Stefanski, chairman and CEO.

Deposits decreased $96.0 million, or 1%, to $8.76 billion at March 31, 2011 from $8.85 billion at September 30, 2010. The decrease in deposits was the result of a $171.2 million decrease in our certificates of deposit partially offset by a $52.4 million increase in our high-yield savings accounts combined with a $20.6 million increase in our high-yield checking accounts for the six month period ended March 31, 2011.

Borrowed funds increased $98.0 million, or 140%, to $168.1 million at March 31, 2011 from $70.2 million at September 30, 2010. This increase reflects additional, lower cost, short term FHLB borrowings.

Principal, interest and related escrow owed on loans serviced decreased $181.7 million, or 63.9%, to $102.7 million at March 31, 2011 from $284.4 million at September 30, 2010. This decrease mainly reflects the settlement of an increased level of prepayments for loans serviced for other investors.

At March 31, 2011, the Association was “well capitalized” for regulatory capital purposes, as its tier 1 risk based capital ratio was 20.33% and its total risk based capital was 21.58%, both of which substantially exceed the amounts required for the Association to be considered well capitalized.

The Company continues to make significant progress under the terms of a Home Equity Reduction Plan (the “Plan”) that was submitted to the Association’s primary regulator, the Office of Thrift Supervision (the “OTS”), in September 2010, as required under a Memorandum of Understanding between the Association and the OTS. The key financial element of the Plan is a reduction by December 31, 2011, using June 30, 2010 as a starting point, of $1 billion in home equity loan commitments, including a $300 million reduction in outstanding balances. At March 31, 2011, commitments, including those lines suspended, but subject to customer appeal, have been reduced $916.4 million and outstanding balances have been reduced by $252.6 million. The Company has responded as required to, and has complied with, the additional requirements and restrictions of the OTS regarding dividends, stock repurchases, the review of interest rate risk management, enterprise risk management and management compensation, the submittal of director and management succession plans, and revisions to various operational policies. The Company expects to be able to comply with the remaining timeframes specified by the OTS, which call for submittals mainly by June 30, 2011. The Company does not intend to declare or pay a cash dividend or to repurchase any of its outstanding common stock until the OTS’ concerns are resolved. The OTS requirements also carry costs to complete which will continue to increase the Company’s non-interest expense in amounts that are not expected to, but may, be material to its results of operations. The requirements will remain in effect until the OTS decides to terminate, suspend or modify them.

Forward Looking Statements

This report contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements concerning trends in our provision for loan losses and charge-offs;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, including unemployment prospects and conditions, that are worse than expected;

•	adverse changes and volatility in the securities markets;

•	adverse changes and volatility in credit markets;

•	our ability to enter new markets successfully and take advantage of growth opportunities, and the possible short-term dilutive effect of potential acquisitions or de novo branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;

•	future adverse developments concerning Fannie Mae or Freddie Mac;

•	changes in monetary and fiscal policy of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	changes in policy and/or assessment rates of taxing authorities that adversely affect us;

•	changes in laws or governmental regulations affecting financial institutions, including changes in regulatory costs and capital requirements;

•	the timing and the amount of revenue that we may recognize;

•	changes in expense trends (including, but not limited to trends affecting non-performing assets, charge-offs and provisions for loan losses);

•	inability of third-party providers to perform their obligations to us;

•	adverse changes and volatility in real estate markets;

•	a slowing or failure of the moderate economic recovery;

•	the extensive reforms enacted in the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•

the adoption of implementing regulations by a number of different regulatory bodies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and uncertainty in the exact nature, extent and timing of such regulations and the impact they will have on us;

•	changes in our organization, or compensation and benefit plans; and

•	the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In thousands, except share data)

	March 31, 2011	September 30, 2010
ASSETS

Cash and due from banks	$36,236	$38,804
Other interest-bearing cash equivalents	152,755	704,936

Cash and cash equivalents	188,991	743,740

Investment securities:
Available for sale (amortized cost $17,102 and $24,480, respectively)	17,105	24,619
Held to maturity (fair value $481,666 and $657,076, respectively)	476,604	646,940

Investment securities	493,709	671,559

Mortgage loans held for sale ($8,080 and $0, measured at fair value, respectively)	8,080	25,027
Loans held for investment, net:
Mortgage loans	9,905,703	9,323,073
Other loans	6,695	7,199
Deferred loan fees, net	(18,069)	(15,283)
Allowance for loan losses	(150,747)	(133,240)

Loans, net	9,743,582	9,181,749

Mortgage loan servicing assets, net	32,004	38,658
Federal Home Loan Bank stock, at cost	35,620	35,620
Real estate owned	18,612	15,912
Premises, equipment, and software, net	61,390	62,685
Accrued interest receivable	35,907	36,282
Bank owned life insurance contracts	167,552	164,334
Other assets	99,613	100,461

TOTAL ASSETS	$10,885,060	$11,076,027

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$8,755,942	$8,851,941
Borrowed funds	168,148	70,158
Borrowers’ advances for insurance and taxes	49,742	51,401
Principal, interest, and related escrow owed on loans serviced	102,750	284,425
Accrued expenses and other liabilities	55,496	65,205

Total liabilities	9,132,078	9,323,130

Commitments and contingent liabilities

Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	0	0
Common stock, $0.01 par value, 700,000,000 shares authorized; 332,318,750 shares issued; 308,418,393 and 308,395,000 outstanding at March 31, 2011 and September 30, 2010, respectively	3,323	3,323
Paid-in capital	1,689,086	1,686,062
Treasury stock, at cost; 23,900,357 and 23,923,750 shares at March 31, 2011 and September 30, 2010	(288,083)	(288,366)
Unallocated ESOP shares	(81,251)	(82,699)
Retained earnings—substantially restricted	447,502	452,633
Accumulated other comprehensive loss	(17,595)	(18,056)

Total shareholders’ equity	1,752,982	1,752,897

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	10,885,060	11,076,027

TFS Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2011	2010	2011	2010
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$102,394	$104,763	$205,594	$211,811
Investment securities available for sale	44	153	155	266
Investment securities held to maturity	2,793	4,892	6,130	9,965
Other interest and earnings assets	502	580	1,295	1,149

Total interest and dividend income	105,733	110,388	213,174	223,191

INTEREST EXPENSE:
Deposits	44,386	52,320	91,664	107,333
Borrowed funds	446	474	923	959

Total interest expense	44,832	52,794	92,587	108,292

NET INTEREST INCOME	60,901	57,594	120,587	114,899

PROVISION FOR LOAN LOSSES	22,500	25,000	57,000	41,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	38,401	32,594	63,587	73,899

NON-INTEREST INCOME
Fees and service charges, net of amortization	4,418	5,562	7,322	11,032
Mortgage servicing assets recovery	302	118	18	45
Net gain on the sale of loans	271	2,708	271	5,749
Increase in and death benefits from bank owned life insurance contracts	1,579	1,589	3,219	3,197
Income on private equity investments	31	231	214	346
Other	1,666	1,441	4,042	2,913

Total non-interest income	8,267	11,649	15,086	23,282

NON-INTEREST EXPENSE
Salaries and employee benefits	19,815	20,485	37,300	41,656
Marketing services	2,103	2,026	4,204	4,051
Office property, equipment and software	4,887	5,362	9,997	10,615
Federal insurance premium	5,847	4,314	11,832	8,523
State Franchise tax	1,428	1,338	2,367	2,380
Real estate owned expense, net	1,987	927	3,912	2,662
Other operating expenses	7,908	4,881	17,307	9,545

Total non-interest expense	43,975	39,333	86,919	79,432

INCOME (LOSS) BEFORE INCOME TAXES	2,693	4,910	(8,246)	17,749

INCOME TAX EXPENSE (BENEFIT)	469	1,988	(3,122)	5,901

NET INCOME (LOSS)	$2,224	$2,922	$(5,124)	$11,848

Earnings per share - basic and diluted	$0.01	$0.01	$(0.02)	$0.04

Weighted average shares outstanding
Basic	300,215,753	299,693,766	300,177,749	299,675,952
Diluted	300,957,564	300,299,201	300,177,749	300,224,745

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)

Interest-earning assets:
Other interest-bearing cash equivalents	146,428	99		0.27%	281,568	176		0.25%
Investment securities	10,610	10		0.38%	18,344	97		2.12%
Mortgage-backed securities	520,396	2,827		2.17%	631,044	4,948		3.14%
Loans	9,923,863	102,394		4.13%	9,407,707	104,763		4.45%
Federal Home Loan Bank stock	35,620	403		4.53%	35,620	404		4.54%

Total interest-earning assets	10,636,917	105,733		3.98%	10,374,283	110,388		4.26%

Noninterest-earning assets	265,512				337,305

Total assets	$10,902,429				$10,711,588

Interest-bearing liabilities:
NOW accounts	$973,296	908		0.37%	$967,333	1,473		0.61%
Savings accounts	1,614,246	2,522		0.62%	1,397,713	3,479		1.00%
Certificates of deposit	6,158,854	40,956		2.66%	6,268,574	47,368		3.02%
Borrowed funds	109,616	446		1.63%	70,011	474		2.71%

Total interest-bearing liabilities	8,856,012	44,832		2.02%	8,703,631	52,794		2.43%

Noninterest-bearing liabilities	296,773				241,370

Total liabilities	9,152,785				8,945,001
Shareholders’ equity	1,749,644				1,766,587

Total liabilities and shareholders’ equity	$10,902,429				$10,711,588

Net interest income		$60,901				$57,594

Interest rate spread (b)				1.96%				1.83%

Net interest-earning assets (c)	$1,780,905				$1,670,652

Net interest margin (d)		2.29	%(a)			2.22	%(a)

Average interest-earning assets to average interest-bearing liabilities	120.11%				119.19%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Six Months Ended March 31, 2011				Six Months Ended March 31, 2010
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)

Interest-earning assets:
Other interest-bearing cash equivalents	345,030	532		0.31%	280,654	341		0.24%
Investment securities	13,032	82		1.26%	17,618	185		2.10%
Mortgage-backed securities	565,870	6,203		2.19%	620,783	10,046		3.24%
Loans	9,771,994	205,594		4.21%	9,430,987	211,811		4.49%
Federal Home Loan Bank stock	35,620	763		4.28%	35,620	808		4.54%

Total interest-earning assets	10,731,546	213,174		3.97%	10,385,662	223,191		4.30%

Noninterest-earning assets	272,385				317,288

Total assets	$11,003,931				$10,702,950

Interest-bearing liabilities:
NOW accounts	$973,359	1,836		0.38%	$976,028	3,008		0.62%
Savings accounts	1,601,630	5,059		0.63%	1,340,761	6,876		1.03%
Certificates of deposit	6,206,117	84,769		2.73%	6,281,974	97,449		3.10%
Borrowed funds	89,101	923		2.07%	70,009	959		2.74%

Total interest-bearing liabilities	8,870,207	92,587		2.09%	8,668,772	108,292		2.50%

Noninterest-bearing liabilities	382,896				269,554

Total liabilities	9,253,103				8,938,326
Shareholders’ equity	1,750,828				1,764,624

Total liabilities and shareholders’ equity	$11,003,931				$10,702,950

Net interest income		$120,587				$114,899

Interest rate spread (b)				1.88%				1.80%

Net interest-earning assets (c)	$1,861,339				$1,716,890

Net interest margin (d)		2.25	%(a)			2.21	%(a)

Average interest-earning assets to average interest-bearing liabilities	120.98%				119.81%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.